EXHIBIT 24.2


                    SHATSWELL, MacLEOD & COMPANY, P.C.
                       CERTIFIED PUBLIC ACCOUNTANTS

                              83 PINE STREET
                  WEST PEABODY, MASSACHUSETTS  01960-3635
                              (508)535-0206


           CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


The Board of Directors
Slade's Ferry Bancorp

      We hereby consent to the use of our reports and to all references to our firm included in or made a part of this Registration Statement.



                                      /s/ Shatswell, MacLeod & Company, P.C.
                                      SHATSWELL, MacLEOD & COMPANY, P.C.

April 11, 1997
West Peabody, Massachusetts